                                                                     Exhibit 2.2


                       ASSIGNMENT AND ASSUMPTION AGREEMENT

                  THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this "Agreement") made as of April 6, 1997, by and among Mr. Ralph Lauren, an individual residing in the State of New York ("Lauren"), RL Holding, L.P., a Delaware limited partnership, RL Family, L.P., a Delaware limited partnership, GS Capital Partners, L.P., a Delaware limited partnership ("GSCP"), GS Capital Partners PRL Holding I, L.P., a Delaware limited partnership ("Holding I"), GS Capital Partners PRL Holding II, L.P., a Delaware limited partnership ("Holding II"), Stone Street Fund 1994, L.P., a Delaware limited partnership ("Stone Street"), Stone Street 1994 Subsidiary Corp., a Delaware corporation and wholly owned subsidiary of Stone Street ("Stone Street Sub"), and Bridge Street Fund 1994, L.P., a Delaware limited partnership ("Bridge Street", and together with GSCP, Holding I, Holding II, Stone Street and Stone Street Sub, collectively the "GS Group") (collectively, the "Assignors"), and Polo Ralph Lauren Corporation, a Delaware corporation (the "Assignee").

                          W I T N E S S E T H  T H A T :

       WHEREAS, the Assignors hold interests in one or more of Polo Ralph Lauren Enterprises, L.P., a Delaware limited partnership ("Enterprises"), Polo Ralph Lauren, L.P., a Delaware limited partnership ("Polo"), The Ralph Lauren Womenswear Company, L.P., a Delaware limited partnership ("Womenswear"), The Ralph Lauren Womenswear Company, Inc., a Delaware corporation ("Womenswear

Inc."), and RL Fragrances, LLC, a Delaware limited liability company ("Fragrances, LLC") (collectively, the "Polo Entities");

                  WHEREAS, the Assignors and Assignee have entered into a Subscription Agreement, dated as of the date hereof (the "Subscription Agreement"), pursuant to which the Assignee will issue to the Assignors certain Notes (as defined in the Subscription Agreement) and such number of shares of Common Stock as is represented by the percentage of total shares of Common Stock outstanding immediately after the Reorganization (as defined below) represented by the percentage of Common Stock set forth opposite such Assignor's name in
Schedule 1 hereto, which shares of Common Stock shall be in the form of Common Stock set forth on Schedule 1 opposite such Assignor's name;

                  WHEREAS, the shares of Common Stock consist of shares of Class A Common Stock, $.01 par value per share, of the Assignee (the "Class A Common Stock"), shares of Class B Common Stock, $.01 par value per share, of the Assignee (the "Class B Common Stock") and shares of Class C Common Stock, $.01 par value per share, of the Assignee (the "Class C Common Stock") (collectively, the "Common Stock"), which shares of Common Stock shall be issued prior to the closing of the underwritten public offering of the Class A Common Stock under a registration statement on Form S-1 under the Securities Act of 1933, as amended (the "Offering"); and

                  WHEREAS, pursuant to the terms of this Agreement and the Subscription Agreement, each of the Assignors wishes to assign to the Assignee one hundred percent (100%) of its interest in the Polo Entities, except for rights to receive allocations and distributions with respect to the earnings of Fragrances, LLC through
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                                                                               3


the Transfer Closing Date as determined for United States Federal income tax purposes, (collectively, the "Equity Interests") and the Assignee wishes to accept the same (the "Reorganization");

                  NOW THEREFORE, in consideration of good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                  1. Upon the terms and subject to the conditions set forth herein, on the Transfer Closing Date (as defined below) each of the Assignors hereby sells, assigns, transfers, conveys, grants and sets over its Equity Interests (in accordance with Schedule 1) to the Assignee, free and clear of all liens, encumbrances and claims. This Assignment includes, without limitation, to the extent of the Equity Interests conveyed hereunder, the Assignors' right to receive allocations of income, gain, loss, deduction, credit and similar items and distributions, by reason of the Assignors' interest in each of the Polo Entities, excluding rights to receive allocations and distributions with respect to the earnings of Fragrances, LLC through the Transfer Closing Date as determined for United States Federal income tax purposes, as well as all of the Assignors' rights as partners, stockholders or members in each of the Polo Entities, with the intent that on the date hereof the Assignee shall become a substitute partner, stockholder or member in each of the Polo Entities, to the extent of the Equity Interests conveyed. Notwithstanding the foregoing, it is understood by the parties that the Assignors retain certain rights and obligations as partners of Enterprises and Polo as set forth in Section 9.2 of the Stockholders Agreement (as defined below).

                  2. Upon the terms and subject to the conditions set forth herein, on the Transfer Closing Date the Assignee hereby: (a) accepts, assumes, takes over and succeeds to all of the Assignors' rights, title and interest in the Equity Interests and assumes and agrees to perform and discharge in full, when due, all of the obligations and commitments of the Assignors related thereto pursuant to the terms of the Limited Partnership Agreement of Enterprises, dated October 31, 1994 (the "Enterprises Agreement"), the Limited Partnership Agreement of Polo, dated October 31, 1994 (the "Polo Agreement"), the Limited Partnership Agreement of Womenswear, dated October 16, 1995 (the "Womenswear Agreement") and the Limited Liability Company Agreement of Fragrances, LLC, dated April 2, 1997 ("Fragrances LLC Agreement") (collectively, the "Polo Agreements"), and to be bound by all of the provisions of the Polo Agreements (including, without limitation, the obligations under the Enterprises Agreement and the Polo Agreement set forth in Section 9.2 of the Stockholders Agreement (as defined below), and (b) agrees to indemnify and hold harmless each of the Assignors and their successors and assigns, against any and all costs, expenses, losses or damages (including without limitation reasonable attorneys' fees and expenses) arising on or after the closing of the transactions contemplated herein by reason of the Assignee's ownership of the interest assigned hereby, all to the extent of the Equity Interests hereby conveyed.

                  3. The Assignee represents and warrants to the Assignors that, on the date hereof and as of the closing of the Transfer Closing Date, that:

                           (a) the Assignee has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware;
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                                                                               5


                           (b) the Assignee has all requisite power and authority (corporate or otherwise) to enter into this Agreement;

                           (c) the compliance by the Assignee with all provisions of this Agreement will not conflict with or result in a breach of violation of any understanding or agreement to which the Assignee is bound or subject and will not result in any violation of the Certificate of Incorporation or By-laws of the Assignee or any statute, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Assignee or any of its properties and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the consummation by the Assignee of the transactions contemplated in this Agreement; and

                           (d) upon the consummation of the transactions contemplated by this Agreement, Assignee will own, directly or indirectly, all of the partnership interests in Enterprises, Polo and Womenswear and all of the interests in Fragrances LLC.

                  4.

                           4.1 Each Assignor hereby represents and warrants,
severally but not jointly, on the date hereof and as of the closing of the Transfer Closing Date, that:

                                    (a) this Agreement has been duly authorized,
         executed and delivered by such Assignor and (assuming the due authorization, execution and delivery hereof, by all of the other Assignors and the Assignee) constitutes the valid and binding obligation of such Assignor, enforceable in accordance with its terms, subject as to enforcement, to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and to general principles of equity (regardless of whether enforcement is sought at a proceeding at law or equity). Such Assignor is not subject to or obligated under any contract, license, franchise or permit, or, subject to any order or decree, which would be breached, violated, or exceeded by the execution and performance of this Agreement by such Assignor; and

                                    (b) such Assignor is the legal, beneficial
         and record owner of the Equity Interests opposite its name on Schedule 1, free and clear of any liens, claims, charges, security interests, options or other legal or equitable interests.

                           4.2 Lauren, RL Holding, L.P. and RL Family, L.P. (the "RL Assignors") represent and warrant, severally but not jointly, on the date hereof and as of the Transfer Closing Date, that, except as set forth on Schedule 4(c) and except for stock or other interests held for investment purposes only, and except, in the case of Lauren, Lauren's right to use as trademarks "Ralph Lauren", "Double RL" and "RRL" in connection with beef and other agricultural and food products, such RL Assignor does not own any capital stock or other proprietary interest, directly or indirectly, in any company, association, trust partnership, joint venture or other entity which engages in any business similar to that conducted by any of the Polo Entities or any of their subsidiaries and which after giving effect to the transactions contemplated by this Agreement will not be owned by the Assignee.

                  5. The parties mutually covenant and agree to cooperate with each other and promptly to take such other action and to execute and deliver, or cause to be executed or delivered, such other and further documents as may be reasonable and necessary to give effect to this Agreement and to the Reorganization as described in the draft preliminary prospectus provided to the parties hereto prior to the execution of this Agreement and prepared in connection with the Offering (the "Draft Preliminary Prospectus"), including, but not limited to, any amendments to any partnership agreement necessary to provide for the admission of the Assignee as a general partner or limited partner thereof, as the case may be.

                  6. The Assignors hereby provide such consents and waivers as may be necessary under the Enterprises Agreement, the Polo Agreement and the Womenswear Agreement to permit the completion of the transactions contemplated in this Agreement and in the Subscription Agreement.

                  7. Each party agrees and consents to a stock split and the conversion of the outstanding Class A Common Stock into Class B Common Stock, in each case by Assignee one day prior to the Transfer Closing Date such that upon the consummation of the transactions contemplated by this Agreement, (i) Lauren shall be the record owner of 55.2112% of the shares of Common Stock to be outstanding immediately after the Reorganization in the form of Class B Common Stock, and (ii) each of the Assignors shall be the record owner of the percentage of shares of Common Stock to be outstanding immediately after the Reorganization as set forth on Schedule 1 hereto, which shares of Common Stock shall be in the form of the class of Common Stock as set forth on Schedule 1 opposite such Assignor's name. Lauren, as the stockholder of the Assignee prior to the Transfer Closing Date, agrees and consents to effect the necessary stockholder action to cause such recapitalization, all as described in the Draft Preliminary Prospectus.

                  8. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  9. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns for the uses and purposes set forth and referred to herein, effective as of the date hereof.

                  10. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

                  11. For purposes of this Agreement, the "Transfer Closing Date" shall be a date specified by Lauren, after consultation with GSCP, which date shall be a date no earlier than the date the following conditions are satisfied and no later than the date of the anticipated pricing of the Offering. The obligations of the parties to complete the transactions contemplated in this Agreement are subject to the fulfillment of the following conditions on or before the Transfer Closing Date:

                           (a) All of the Assignors shall have simultaneously assigned, transferred and set over its respective Equity Interests (in accordance with Schedule 1) to the Assignee;

                           (b) All filings required to be made prior to the Transfer Closing Date with, and all consents, approvals, permits and authorizations required to be obtained prior to the Transfer Closing Date from, governmental entities, including, without limitation, any such filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR Act"), in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by the Assignee and the Assignors will have been made or obtained (as the case may be) and all HSR Act waiting periods shall have expired or been terminated;

                           (c) The representations and warranties of the Assignee and each of the Assignors shall be true and correct as of the Transfer Closing Date as if made at such time;

                           (d) The Assignee shall have circulated a preliminary prospectus for the Offering;

                           (e) The Assignors and the Assignee shall have duly executed and delivered the Stockholders Agreement referenced in Section 12 hereof; and

                           (f) The subscription for shares of common stock of the Assignee contemplated by the Subscription Agreement, dated as of April 3, 1997, by and among the Assignors and the Assignee the ("Subscription Agreement") shall have simultaneously occurred and all conditions set forth in the Subscription Agreement shall have been simultaneously satisfied.

                  12. Each party agrees and covenants that, upon the
consummation of the transactions contemplated by this Agreement, on the Transfer Closing Date the parties shall all enter into a Stockholders Agreement in the Form attached hereto as Exhibit A (the "Stockholders Agreement").
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                                                                              10


                  13. This Agreement may be terminated, at the election of any of the Assignors or the Assignee, if the Transfer Closing Date has not occurred on or prior to August 31, 1997.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

                                    ASSIGNORS:

                                    RALPH LAUREN

                                    _________________________________________


                                    RL HOLDING, L.P.

                                    By:     RL HOLDING GROUP, INC.,
                                            its general partner

                                            By:______________________________

                                                Name:  Ralph Lauren
                                                Title:

                                    RL FAMILY, L.P.

                                    By:____________________________________

                                        Name: Ralph Lauren
                                        Title: General Partner

                                    GS CAPITAL PARTNERS, L.P.

                                    By:____________________________________
                                        Name:
                                        Title:

                                    GS CAPITAL PARTNERS PRL HOLDING I, L.P.

                                    By:____________________________________
                                        Name:
                                        Title:

                                    GS CAPITAL PARTNERS PRL HOLDING II, L.P.

                                    By:____________________________________
                                        Name:
                                        Title:

                                    STONE STREET FUND 1994, L.P.

                                    By:____________________________________
                                        Name:
                                        Title:

                                    STONE STREET 1994 SUBSIDIARY CORP.

                                    By:____________________________________
                                        Name:
                                        Title:

                                    BRIDGE STREET FUND 1994, L.P.

                                    By:____________________________________
                                        Name:
                                        Title:

                                    ASSIGNEE:

                                    POLO RALPH LAUREN CORPORATION

                                    By:____________________________________
                                        Name:
                                        Title:

                                   SCHEDULE 1

-------------------------------------------------------------------------------------------------------
                                                                         PERCENTAGE OF TOTAL COMMON
                                                                         STOCK OF POLO RALPH LAUREN
                                                                         CORPORATION TO BE OUTSTANDING
                                                                         IMMEDIATELY AFTER THE
                                                                         REORGANIZATION
NAME OF ASSIGNOR                     EQUITY INTERESTS                    (INCLUDING CLASS OF STOCK)
-------------------------------------------------------------------------------------------------------
Mr. Ralph Lauren                     (i) 5.1053% limited partnership     55.2112% as Class B Common
                                     interest of Enterprises             Stock (including 50.192% owned
                                     (ii) 100% common stock of           immediately prior to
                                     Womenswear Inc.                     Reorganization and 5.0192%
                                                                         acquired pursuant to
                                                                         Reorganization)
-------------------------------------------------------------------------------------------------------
RL Holding, L.P.                     15.3947% limited partnership        15.0376%, as Class B Common
                                     interest of Enterprises             Stock
-------------------------------------------------------------------------------------------------------
RL Family, L.P.                      100% membership interest of         1.75%, as Class B Common
                                     Fragrances, LLC                     Stock
-------------------------------------------------------------------------------------------------------
GS Capital Partners, L.P.            (i) 15.0717% limited                14.8079%, as Class C Common
                                     partnership interest of             Stock
                                     Enterprises
                                     (ii) 0.2108% limited
                                     partnership interest of Polo
                                     (iii) 0.2108% limited
                                     partnership interest of
                                     Womenswear
-------------------------------------------------------------------------------------------------------
GS Capital Partners PRL              (i) 6.6808% limited partnership     6.5639%, as Class C Common
Holding I, L.P.                      interest of Enterprises             Stock
                                     (ii) 0.0935% limited
                                     partnership interest of Polo
                                     (iii) 0.0935% limited
                                     partnership interest of
                                     Womenswear
-------------------------------------------------------------------------------------------------------
GS Capital Partners PRL              (i) 5.1641% limited partnership     5.0737%, as Class C Common
Holding II, L.P.                     interest of Enterprises             Stock
                                     (ii) 0.0722% limited
                                     partnership interest of Polo
                                     (iii) 0.0722% limited
                                     partnership interest of
                                     Womenswear
-------------------------------------------------------------------------------------------------------
Stone Street Fund 1994, L.P.         (i) 0.73560% limited                0.7227%, as Class C Common
                                     partnership interest of             Stock
                                     Enterprises
                                     (ii) 0.103% limited partnership
                                     interest of Polo
                                     (iii) 0.0103% limited
                                     partnership interest of
                                     Womenswear
-------------------------------------------------------------------------------------------------------

                                   SCHEDULE 1
                                   (Continued)

-------------------------------------------------------------------------------------------------------
                                                                         PERCENTAGE OF TOTAL COMMON
                                                                         STOCK OF POLO RALPH LAUREN
                                                                         CORPORATION TO BE OUTSTANDING
                                                                         IMMEDIATELY AFTER THE
                                                                         REORGANIZATION
NAME OF ASSIGNOR                     EQUITY INTERESTS                    (including class of stock)
-------------------------------------------------------------------------------------------------------
Stone Street 1994 Subsidiary         (i) 0.03790% limited                0.0372%, as Class C Common
Corp.                                partnership interest of             Stock
                                     Enterprises
                                     (ii) 0.0005% limited
                                     partnership interest of Polo
                                     (iii) 0.0005% limited
                                     partnership interest of
                                     Womenswear
-------------------------------------------------------------------------------------------------------
Bridge Street 1994, L.P.             (i) 0.80990% limited                0.7957%, as Class C Common
                                     partnership interest of             Stock
                                     Enterprises
                                     (ii) 0.0113% limited
                                     partnership interest of Polo
                                     (iii) 0.0113% limited
                                     partnership interest of
                                     Womenswear
-------------------------------------------------------------------------------------------------------